 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2015 (December 29, 2015)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 890 Yongkang Road, Wujiang District

Suzhou, Jiangsu Province

People’s Republic of China 210005

 (Address of Principal Executive Offices)

 (86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 29, 2015, China Commercial Credit, Inc. (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 12,390,062 shares. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 7,107,298 shares. At the Annual Meeting, the following proposals were voted on:

1.	To elect Jingen Ling, John Levy, Qinyan Yang and Bo Xu (the “Director Nominees”) to serve on the Company’s Board of Directors until the 2016 annual meeting of stockholders of the Company;

2.	To ratify the selection of Marcum Bernstein & Pinchuk LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2015 (the “Ratification of Auditors”).

All Director Nominees were elected as directors and the Ratification of Auditors was approved.  The Company’s inspector of election reported the final votes of the stockholders as follows:

	For	Against	Withheld	Abstain
Election of Directors
JINGEN LING	7,102,248	-	5,050	-
JOHN LEVY	7,101,248	-	5,450	-
QINYAN YANG	7,102,248	-	5,050	-
BO XU	7,102,248	-	5,050	-

Ratification of appointment of independent registered public accounting firm	7,101,248	5,450	-	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: December 31, 2015	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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